UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: October 28, 2009

SINOCOM PHARMACEUTICAL, INC

 (Exact name of registrant as specified in its charter)

Nevada	000-53213	26-1188540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3, 21/F, Far East Consortium Building 121 Des Voeux Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-852-2159-7863

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2009, Sinocom Pharmaceutical, Inc., a Nevada corporation (the “Company”), entered into a Series A Preferred Stock Purchase Agreement, dated as of October 28, 2009 (the “Purchase Agreement”), with Mr. Chi Kwong Wan, Mr. Xuexiang Ai and Eastern Wealthy International Invest Limited, a British Virgin Islands limited company (collectively, the Key Shareholders and together with the Company, the “Company Parties”), DBS Nominees (Private) Limited, a limited private company incorporated in Singapore, and Seavi Advent Equity V (A) Ltd, a limited private company incorporated in Singapore (together, the “Investors”) and, which provides that, upon the terms and subject to the conditions set forth therein, the Company will authorize and issue and the Investors will agree to purchase up to $15,000,000 of the Company’s convertible, redeemable Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) that it intends to authorize immediately prior to the closing, at a price of $0.9465 per share of Series A Preferred Stock. Under the terms of the Purchase Agreement and subject to the conditions set forth therein, the shares of Series A Preferred Stock to be issued on the closing of the transactions contemplated by the Purchase Agreement shall initially be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) constituting 18.16% of the outstanding shares of Common Stock of the Company, determined on a fully-diluted basis.

Subject to the satisfaction of the conditions set forth in the Purchase Agreement, the parties to the Purchase Agreement intend to enter into certain transaction documents as of the closing that, among other things, will set forth the terms and conditions of the Series A Preferred Stock.

The Company Parties and the Investors have made certain warranties and covenants typical for a transaction of this type.  The Company has generally agreed to carry on business in the ordinary course and has agreed to certain customary restrictions in the operation of the business between the date of the Purchase Agreement and the closing.

The Company Parties and the Investors have agreed to certain indemnification obligations under the Purchase Agreement.  The Company Parties have generally agreed to indemnify the Investors in respect of their warranties and covenants and in respect of certain potential liabilities, subject to various thresholds, caps and survival periods set forth in the Purchase Agreement.

As of the date of the execution of the Purchase Agreement, there were no material relationships between the Company or any of its affiliates and the Investors, other than in respect of the Purchase Agreement. As of the date of the execution of the Purchase Agreement, the Company and the Key Shareholders are related parties with Mr. Wan serving as the Company’s chairman of the board of directors and Mr. Ai serving as a director as well as the Company’s chief executive officer.  Together, the Key Shareholders hold a majority of the Company’s outstanding common stock.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

The following Exhibit is filed with this Current Report on Form 8-K:

10.1

Series A Preferred Stock Purchase Agreement dated as of October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Sinocom Pharmaceutical, Inc (Registrant)

Date: October 29, 2009	/s/ Tuck Wing Pang, Chief Financial Officer

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